Exhibit 99.1


[LOGO OF SBARRO]                                        401 Broadhollow Road
                                                        Melville, NY 11747
                                                        (631) 715-4100

Sbarro, Inc. Appoints New President and Chief Executive Officer

Melville, New York - - March 4, 2005

Sbarro, Inc., a leading owner, operator and franchisor of quick service Italian specialty food restaurants worldwide, has announced that Michael P. O'Donnell has resigned as President and Chief Executive Officer. Michael has accepted the position of Chairman, President and Chief Executive Officer of Champps Entertainment, Inc. Michael will remain on the Board of Directors of Sbarro, Inc.

Sbarro, Inc. further announced the internal promotion of Pete Beaudrault to the position of President and Chief Executive Officer effective immediately.

Commenting on the change in management, Mario Sbarro, Chairman of the Board of Sbarro, Inc. said, "We wish Michael well in his new role with Champps. Michael has built an outstanding management team to lead our company. We look forward to his continuing guidance as a member of our Board." Mr. Sbarro further said, "We are pleased to have Pete Beaudrault assume the role as President and Chief Executive Officer. Pete joined Sbarro in January 2004 as Corporate Vice President and President of our Quick Service Division, and has an impressive and successful background in the restaurant industry having served as the President and Chief Executive Officer for the Hard Rock Cafe International. Together with Michael, Pete has participated in building our outstanding management team."

Sbarro, Inc. operates in excess of 500 company owned and in excess of 400 franchise operated Quick Service Restaurants worldwide.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of applicable securities laws. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although Sbarro, Inc. believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Important factors that could cause actual results to differ materially from the company's expectations are disclosed in the company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such factors.

Contact:
Sbarro, Inc.
Anthony J. Puglisi
Vice President and
Chief Financial Officer
631-715-4165
APuglisi@sbarro.com

                                      -4-